AMENDMENT
                                       TO
              AMENDED INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
                                     BETWEEN
                                JNL SERIES TRUST
                                       AND
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC


         This AMENDMENT is by and between JNL Series Trust, a Massachusetts business trust (the "Trust") and Jackson National Financial Services, Inc., a Delaware corporation (the "Adviser").

         WHEREAS, the Trust and the Adviser entered into an Amended Investment Advisory and Management Agreement dated August 17, 1995 (the "Agreement"), whereby the Trust retained the Adviser to perform investment advisory and management services for the Series of the Trust enumerated in the Agreement; and

         WHEREAS, four new Series will be added to the Trust and the Trust desires the Adviser to perform investment advisory and management services for these Series of the Trust; and

         WHEREAS, the Adviser agrees to serve as the investment adviser and business manager for the above-referenced Series of the Trust on the terms and conditions set forth in the Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Trust and the Adviser agree as follows:

         1. Effective with respect to a Series upon capitalization of such Series, the Adviser shall serve as the investment adviser and business manager for the JNL/Janus Balanced Series, JNL/Putnam Mid-Cap Growth Series and T. Rowe Price/JNL Value Series.

         2. As compensation for services performed and the facilities and personnel provided by the Adviser under the Agreement, the Trust will pay to the Adviser, promptly after the end of each month for the services rendered by the Adviser during the preceding month, the sum of the following amounts:

         JNL/Janus Balanced Series...........  $0 to $300 million ...   0.95%
                                               Over $300 million ....   0.90%

         JNL/Putnam Mid-Cap Growth Series....  $0 to $300 million ...   0.95%
                                               Over $300 million ....   0.90%

         T. Rowe Price/JNL Value Series......  $0 to $300 million ...   0.90%
                                               Over $300 million ....   0.85%

         3. The Trust and the Adviser agree to abide and be bound by all of the terms and conditions set forth in the Agreement.

         IN WITNESS WHEREOF, the Trust and the Adviser have caused this Agreement to be executed by their duly authorized officers as of the 10th day of February, 2000.

                                     JNL SERIES TRUST


                                     By:      /s/ Andrew B. Hopping
                                              -------------------------------

                                     Name:    Andrew B. Hopping
                                              -------------------------------

                                     Title:   President
                                              -------------------------------


                                     JACKSON NATIONAL FINANCIAL SERVICES, LLC


                                     By:      /s/ Thomas J. Meyer
                                              -------------------------------

                                     Name:    Thomas J. Meyer
                                              -------------------------------

                                     Title:   Senior Vice President
                                              -------------------------------